EXHIBIT 99.1

BJ's Restaurants Opens in Nanuet, New York

HUNTINGTON BEACH, Calif., Feb. 3, 2015 (GLOBE NEWSWIRE) -- BJ's Restaurants, Inc. (Nasdaq:BJRI) today announced the opening of its newest restaurant in Nanuet, New York, on Monday, February 2, 2015. The new BJ's Restaurant & Brewhouse® is located on Fashion Drive as the latest addition to the 1 million square foot regional shopping destination, The Shops at Nanuet. The restaurant is approximately 8,000 square feet, seats approximately 250 guests and features BJ's extensive menu, including BJ's signature deep-dish pizza, award-winning handcrafted beer and famous Pizookie® dessert. BJ's unique, contemporary décor provides the perfect environment for all dining occasions. Quality, flavor, value, moderate prices and sincere service define BJ's pursuit of amazing for one and all. Hours of operation are from 11:00 a.m. to 12:00 midnight Sunday through Thursday, and 11:00 a.m. to 1:00 a.m. Friday and Saturday.

"We are excited to open our first new restaurant of fiscal 2015 in Nanuet, New York," commented Greg Trojan, President and CEO. "The Nanuet restaurant is our first location in the state of New York as we continue BJ's national expansion. We are looking forward to another year of successful new restaurant openings. Our 2015 new restaurant pipeline is in excellent shape and includes several new locations on the East Coast including Florida, Virginia, Maryland and our first new restaurant in the Pittsburgh market later this year."

BJ's Restaurants, Inc. currently owns and operates 157 casual dining restaurants under the BJ's Restaurant & Brewery®, BJ's Restaurant & Brewhouse®, BJ's Pizza & Grill® and BJ's Grill® brand names. BJ's Restaurants offer an innovative and broad menu featuring award-winning, signature deep-dish pizza complemented with generously portioned salads, appetizers, sandwiches, soups, pastas, entrees and desserts, including the Pizookie® dessert. The Company operates several microbrewery restaurants in addition to using independent third party brewers to produce and distribute BJ's critically acclaimed craft beers. The Company's restaurants are located in California (63), Texas (32), Florida (19), Arizona (6), Colorado (5), Nevada (5), Ohio (4), Washington (4), Oklahoma (3), Oregon (3), Virginia (3), Kentucky (2), Maryland (2), Arkansas (1), Indiana (1), Kansas (1), Louisiana (1), New Mexico (1), and New York (1). Visit BJ's Restaurants, Inc. on the Web at http://www.bjsrestaurants.com.

Certain statements in the preceding paragraphs and all other statements that are not purely historical constitute "forward-looking" statements for purposes of the Securities Act of 1933 and the Securities and Exchange Act of 1934, as amended, and are intended to be covered by the safe harbors created thereby. Such statements include, but are not limited to, those regarding expected comparable restaurant sales and margin growth in future periods, total potential domestic capacity, the success of various sales-building and productivity initiatives, future guest traffic trends and the number and timing of new restaurants expected to be opened in future periods. These "forward-looking" statements involve known and unknown risks, uncertainties and other factors which may cause actual results to be materially different from those projected or anticipated. Factors that might cause such differences include, but are not limited to: (i) our ability to manage an increasing number of new restaurant openings, (ii) construction delays, (iii) labor shortages, (iv) increase in minimum wage and other employment related costs, including the potential impact of the Patient Protection and Affordable Care Act on our operations, (v) the effect of credit and equity market disruptions on our ability to finance our continued expansion on acceptable terms, (vi) food quality and health concerns, (vii) factors that impact California, where 63 of our current 157 restaurants are located, (viii) restaurant and brewery industry competition, (ix) impact of certain brewery business considerations, including without limitation, dependence upon suppliers, third party contractors and related hazards, (x) consumer spending trends in general for casual dining occasions, (xi) potential uninsured losses and liabilities due to limitations on insurance coverage, (xii) fluctuating commodity costs and availability of food in general and certain raw materials related to the brewing of our handcrafted beers and energy, (xiii) trademark and service-mark risks, (xiv) government regulations and licensing costs, (xv) beer and liquor regulations, (xvi) loss of key personnel, (xvii) inability to secure acceptable sites, (xviii) legal proceedings, (xix) other general economic and regulatory conditions and requirements, (xx) the success of our key sales-building and related operational initiatives, and (xxi) numerous other matters discussed in the Company's filings with the Securities and Exchange Commission, including its recent reports on Forms 10-K, 10-Q and 8-K. The "forward-looking" statements contained in this press release are based on current assumptions and expectations and BJ's Restaurants, Inc. undertakes no obligation to update or alter its "forward-looking" statements whether as a result of new information, future events or otherwise.

For further information, please contact Greg Levin of BJ's Restaurants, Inc. at (714) 500-2400.